Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10, 2010, in the Registration Statement (Form S-1 No. 333-______) and related Prospectus of Trilink Energy dated March 29, 2010.

/s/ Gruber & Company LLC

Lake St. Louis, Missouri

March 29, 2010